                                                                    EXHIBIT 23.7




                                LETTER OF CONSENT


We consent to the reference to our firm name in this Registration Statement on Form S-3 of Devon Energy Corporation, Devon Financing Corporation, U.L.C. and Devon Financing Trust II and the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000, September 30, 2000, and March 31, 2001, included and incorporated herein by reference.


                                       GILBERT LAUSTSEN JUNG ASSOCIATES LTD.


                                       /s/ Dana B. Laustsen
                                       -----------------------------------------
                                       Dana B. Laustsen, P. Eng.
                                       Executive Vice President

Calgary, Alberta
October 2, 2002